SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 19, 2004

ReGen Biologics, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-20805 (Commission File Number)	23-2476415 (IRS Employer Identification No.)

509 Commerce Street, East Wing, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 651-5140

(Former name or former address, if changed from last report)

Item 5.	Other Events

On April 19, 2004 ReGen Bilogics, Inc. (the “Company”) announced the completion of a $10,263,402 private equity placement with the sale of common stock to certain institutional, venture and other accredited investors. A press release announcing the completion of the offering is included as an exhibit.

Item 7.	Exhibits

Exhibit 99.1 — Press release dated April 21, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC
	By:	/s/ Brion D. Umidi

		Name: Title:	Brion D. Umidi Senior Vice President, Chief Financial Officer and Chief Accounting Officer
April 23, 2004

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 21, 2004